Exhibit 23.2

Consent of Independent Auditor

We consent to the use of our report dated June 9, 2021, with respect to the 2020 financial statements of TurnKey Vacation Rentals, Inc. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Maxwell Locke & Ritter LLP

Austin, Texas

April 15, 2022